Exhibit 5.1

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606-4637

Main Tel +1 312 782 0600
October 29, 2015	Main Fax +1 312 701 7711
www.mayerbrown.com

Fifth Third Holdings Funding, LLC

1701 Golf Road, Tower 1, 9th Floor

Rolling Meadows, Illinois 60008

Re:	Fifth Third Holdings Funding, LLC Registration Statement on Form S-3 (No. 333-197420)

Ladies and Gentlemen:

We have acted as special counsel to Fifth Third Holdings Funding, LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (the “Registration Statement”) and the offering of the Class A-1 Auto Loan Asset Backed Notes, the Class A-2-A Auto Loan Asset Backed Notes, the Class A-2-B Auto Loan Asset Backed Notes, the Class A-3 Auto Loan Asset Backed Notes and the Class A-4 Auto Loan Asset Backed Notes (collectively, the “Notes”) described in the final prospectus supplement dated October 28, 2015 (the “Prospectus Supplement”) and the base prospectus dated October 21, 2015 (the “Base Prospectus”, and collectively with the Prospectus Supplement, the “Prospectus”), which have been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”). As described in the Prospectus, the Notes will be issued by Fifth Third Auto Trust 2015-1 (the “Issuer”), a trust formed by the Company pursuant to a trust agreement between the Company and Wilmington Trust, National Association, as owner trustee (as amended and restated, the “Trust Agreement”). The Notes will be issued pursuant to an indenture (the “Indenture”) between the Issuer and Deutsche Bank Trust Company Americas, as indenture trustee.

In that connection, we are generally familiar with the proceedings taken or to be taken in connection with the proposed authorization, issuance and sale of the Notes, and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Prospectus and current drafts of the Indenture (including the form of the Notes included as an exhibit thereto) and the Trust Agreement.

Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as

Mayer Brown LLP operates in combination with other Mayer Brown entities (the “Mayer Brown Practices”), which have offices in North America, Europe and Asia and are associated with Tauil & Chequer Advogados, a Brazilian law partnership.

MAYER BROWN LLP

Fifth Third Holdings Funding, LLC

October 29, 2015

amended, (b) the Notes have been duly executed and issued by the Issuer, authenticated by the Indenture Trustee, and sold by the Company and (c) payment of the agreed consideration for the Notes has been received by the Issuer, such Notes will have been duly authorized by all necessary action of the Issuer and will be legally issued and binding obligations of the Issuer and entitled to the benefits afforded by the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

MAYER BROWN LLP

Fifth Third Holdings Funding, LLC

October 29, 2015

Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the Delaware Statutory Trust Act. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to a Form 8-K filed in connection with the Prospectus and to the use of our name therein without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or the Prospectus.

Very truly yours,

/s/ Mayer Brown LLP

MAYER BROWN LLP